FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary W. Hanson
(602) 286-1533	(602) 286-1777

WESTERN REFINING LOGISTICS, LP
REPORTS SECOND QUARTER 2017 RESULTS

• Net income of $18.7 million; EBITDA of $34.8 million, up 9.5% versus Q2 2016
• Increased quarterly distribution to $0.4675 per unit; 14th consecutive increase since IPO
• Distributable cash flow of $26.4 million, up 5.0% compared to Q2 2016
SAN ANTONIO - August 8, 2017 - Western Refining Logistics, LP (NYSE: WNRL) today reported second quarter 2017 net income attributable to limited partners of $18.7 million, or $0.24 per common limited partner unit, which compares to $17.9 million and $0.33, respectively, in the second quarter 2016. Second quarter 2017 EBITDA was $34.8 million and distributable cash flow was $26.4 million; this compares to $31.8 million and $25.1 million, respectively, for the second quarter 2016.
"WNRL had another successful quarter as we saw increases in net income, EBITDA, and distributable cash flow resulting in our 14th consecutive quarter of distribution growth. These results were driven primarily by increases in crude oil movements in the Delaware Basin and the recent acquisition of the St. Paul Park logistics assets," said Doug Johnson, President of WNRL. "Our Wholesale fuel business also had a good quarter due to strong margins and we saw strong growth in our crude oil and asphalt trucking volumes in the Delaware."
On July 25, 2017, the board of directors declared a quarterly cash distribution for the second quarter 2017 of $0.4675 per unit, or $1.87 per unit on an annualized basis. This distribution represents a 15% compound annual growth rate since WNRL's October 2013 initial public offering.
Johnson concluded, “We continue to see rig activity and crude oil production growth in the Delaware Basin and believe WNRL is well-positioned to fully leverage its logistics assets.”
About Western Refining Logistics, LP
Western Refining Logistics, LP is a growth-oriented master limited partnership formed to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP's assets include approximately 705 miles of pipelines, approximately 12.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil and asphalt trucking.
More information about Western Refining Logistics, LP is available at www.wnrl.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes non-GAAP measures to facilitate comparisons of past performance. This press release and supporting schedules include the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Distributable Cash Flow. We believe certain investors and financial analysts use EBITDA and Distributable Cash Flow to evaluate WNRL’s financial performance and liquidity between periods and to compare WNRL's performance to certain competitors. We believe certain investors and financial analysts use Distributable Cash Flow to determine the amount of cash available for distribution to our unitholders. These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP and should be viewed in addition to, and not in lieu of, financial information that we report in accordance with GAAP.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements reflect WNRL’s current expectation regarding future events, results or outcomes. The forward-looking statements contained herein include statements related to, among other things: the continued growth of Delaware Basin rig activity and crude oil production; WNRL’s ability to increase net income, EBITDA and distributions; increases in crude oil production; WNRL’s ability to fully leverage its logistics assets; and the consideration and discussion of a merger, consolidation or combination of assets held by and securities issued by WNRL with Andeavor Logistics LP, formerly known as Tesoro Logistics LP. These statements are subject to the general risks inherent in WNRL’s business. These expectations may or may not be realized and some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, WNRL’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in WNRL’s expectations not being realized, or otherwise materially affect WNRL’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting WNRL’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, WNRL does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.
Potential Merger and IDR Buy-In
During the second quarter, Andeavor (NYSE: ANDV), formerly known as Tesoro Corporation, indicated it had authorized management to work with the board of directors and management of Andeavor Logistics (NYSE: ANDX) to consider and begin to negotiate a merger of Andeavor Logistics and WNRL. In addition, Andeavor has indicated it has authorized their management to work with the board of directors and management of Andeavor Logistics to consider changes to the capital structure of Andeavor Logistics with respect to the incentive distribution rights ("IDRs").
Management believes it will be able to complete negotiations and announce the transactions during the third quarter of 2017.
Forward Looking Statements
This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the proposed acquisition by Andeavor Logistics LP (“ANDX”) of WNRL, synergies and the shareholder value to result from the combined company, and the proposed buy-in of ANDX’s incentive distribution rights by Andeavor (“ANDV”) in exchange for common units of ANDX. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, the negotiation and execution, and the terms and conditions, of definitive agreements relating to the proposed transactions and the ability of ANDX, WNRL and/or ANDV, as applicable, to enter into or consummate such agreements, the risk that the proposed transactions do not occur, expected timing and likelihood of completion of the proposed transactions, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the transactions, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could cause the parties to abandon the transactions, risks related to disruption of management time from ongoing business operations due to the proposed transactions, the risk that any announcements relating to the proposed transactions could have adverse effects on the market price of ANDX’s common units, WNRL’s common units or ANDV’s common stock, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of ANDX, WNRL and ANDV to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies, the risk that the combined company may not buy back shares, the risk of the amount of any future dividend ANDX may pay, and other factors. All such factors are difficult to predict and are beyond ANDX’s, WNRL’s or ANDV’s control, including those detailed in ANDX’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on ANDX’s website at http://andeavorlogistics.com/ and on the SEC’s website at http://www.sec.gov, those detailed in WNRL’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on WNRL’s website at http://www.wnrl.com and on the SEC website at http://www.sec.gov, and those detailed in ANDV’s website at http://www.andeavor.com and on the SEC website at http://www.sec.gov. ANDX’s, WNRL’s and ANDV’s forward-looking statements are based on assumptions that ANDX, WNRL and ANDV believe to be reasonable but that may not prove to be accurate. ANDX, WNRL and ANDV undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
No Offer or Solicitation
This communication relates to a proposed business combination between WNRL and ANDX and the proposed transaction between ANDX and ANDV. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information and Where to Find It
In the event that the parties enter into definitive agreements with respect to the proposed transactions, ANDX and WNRL intend to file a registration statement on Form S-4, containing a consent statement/prospectus (the “S-4”) with the SEC. This communication is not a substitute for the registration statement, definitive consent statement/prospectus or any other documents that ANDX, WNRL or ANDV may file with the SEC or send to unitholders in connection with the proposed transaction. UNITHOLDERS OF ANDX AND WNRL AND SHAREHOLDERS OF ANDV ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE CONSENT STATEMENT/PROSPECTUS INCLUDED THEREIN IF AND WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, investors and security holders will be able to obtain copies of these documents, including the consent statement/prospectus, and any other documents that may be filed with the SEC in the event that the parties enter into definitive agreements with respect to the proposed transactions free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by ANDX will be made available free of charge on ANDX’s website at http://andeavorlogistics.com/ or by contacting ANDX’s Investor Relations Department by phone at 1-800-837-6768. Copies of documents filed with the SEC by WNRL will be made available free of charge on WNRL’s website at http://www.wnrl.com or by contacting WNRL’s Investor Relations Department by phone at 1-800-837-6768. Copies of documents filed with the SEC by ANDV will be made available free of charge on ANDV’s website at http://www.andeavor.com or by contacting ANDV’s Investor Relations Department by phone at 1-800-837-6768.

Results of Operations
The following tables set forth WNRL's summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)
	(In thousands, except per unit data)
Revenues:
Fee based:
Affiliate	$67,783	$53,965	$133,260	$105,893
Third-party	703	677	1,322	1,367
Sales based:
Affiliate	139,770	126,525	264,837	224,054
Third-party	419,253	397,435	832,782	715,327
Total revenues	627,509	578,602	1,232,201	1,046,641
Operating costs and expenses:
Cost of products sold:
Affiliate	137,150	123,870	259,849	219,019
Third-party	403,180	380,386	797,780	680,827
Operating and maintenance expenses	47,269	42,991	92,116	87,649
Selling, general and administrative expenses	8,023	6,007	14,766	11,371
Gain on disposal of assets, net	(2,936)	(802)	(3,227)	(901)
Depreciation and amortization	9,784	9,553	19,516	18,891
Total operating costs and expenses	602,470	562,005	1,180,800	1,016,856
Operating income	25,039	16,597	51,401	29,785
Other income (expense):
Interest and debt expense	(6,576)	(6,414)	(13,184)	(13,466)
Other income (expense), net	15	14	37	(104)
Net income before income taxes	18,478	10,197	38,254	16,215
Benefit (provision) for income taxes	250	(217)	360	(478)
Net income	18,728	9,980	38,614	15,737
Less net loss attributable to General Partner	—	(7,894)	—	(16,144)
Net income attributable to limited partners	$18,728	$17,874	$38,614	$31,881

Net income per limited partner unit:
Common - basic	$0.24	$0.33	$0.52	$0.61
Common - diluted	0.24	0.33	0.52	0.61
Subordinated - basic and diluted	—	0.36	0.51	0.64

Weighted average limited partner units outstanding:
Common - basic	60,962	26,409	53,364	25,429
Common - diluted	60,971	26,427	53,372	25,441
Subordinated - basic and diluted	—	22,811	7,562	22,811

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)
	(In thousands)
Cash Flow Data
Net cash provided by (used in):
Operating activities	$28,311	$28,951	$71,657	$47,964
Investing activities	(8,788)	(6,874)	(13,895)	(15,111)
Financing activities	(32,290)	(33,168)	(61,883)	(59,896)
Capital expenditures	8,847	7,732	14,317	16,088
Other Data
EBITDA (1)	$34,838	$31,830	$70,954	$60,294
Distributable cash flow (1)	26,353	25,090	54,428	47,618
Balance Sheet Data (at end of period)
Cash and cash equivalents			$10,531	$17,562
Property, plant and equipment, net			409,370	425,947
Total assets			564,871	588,956
Total liabilities			484,619	466,903
Division equity			—	104,971
Partners' capital			80,252	17,082
Total liabilities, division equity and partners' capital			564,871	588,956

(1)
We define EBITDA as earnings before interest and debt expense, provision for income taxes and depreciation and amortization. We define Distributable Cash Flow as EBITDA plus the change in deferred revenues, less interest accruals, income taxes paid, maintenance capital expenditures and distributions declared on our TexNew Mex units. The GAAP performance measure most directly comparable to EBITDA is net income. The GAAP liquidity measure most directly comparable to EBITDA and distributable cash flow is net cash provided by operating activities. These non-GAAP financial measures should not be considered alternatives to GAAP net income or net cash provided by operating activities.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	EBITDA, as we calculate it, may differ from the EBITDA calculations of our affiliates or other companies in our industry, thereby limiting its usefulness as a comparative measure.
EBITDA and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance and liquidity as compared to those of other companies in the midstream energy industry, without regard to financial methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Distributable Cash Flow is a standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is, in part, measured by its yield. Yield is based on the amount of cash distributions a partnership can pay to a unitholder. Although distributable cash flow is a liquidity measure, it is also presented in this reconciliation compared to net income as supplemental information.
We believe that the presentation of these non-GAAP measures provides useful information to investors in assessing our financial condition and results of operations. These non-GAAP measures should not be considered as alternatives to net income, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income attributable to limited partners. These non-GAAP measures may vary from those of other companies. As a result, EBITDA and Distributable Cash Flow as presented herein may not be comparable to similarly titled measures of other companies.
The calculation of EBITDA and Distributable Cash Flow includes the results of operations for the St. Paul Park Logistics Assets subsequent to the St. Paul Park Logistics Transaction for the three and six months ended June 30, 2017. The results of operations and operating cash flows for the St. Paul Park Logistics Assets are excluded from the EBITDA and Distributable Cash Flow calculations for the comparable periods in the prior year because a retrospective adjustment of these performance measures is not a representative measure of performance results or liquidity. The EBITDA and Distributable Cash Flow calculations for the comparable periods in the prior year have not been retrospectively adjusted to include the combined financial results of the St. Paul Park Logistics Assets prior to September 15, 2016.
The following tables reconcile net income attributable to limited partners and net cash provided by operating activities to EBITDA and Distributable Cash Flow for the three and six months ended June 30, 2017 and 2016, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)
	(In thousands)
Net income attributable to limited partners	$18,728	$17,874	$38,614	$31,881
Interest and debt expense	6,576	6,414	13,184	13,466
Provision (benefit) for income taxes	(250)	217	(360)	478
Depreciation and amortization	9,784	7,325	19,516	14,469
EBITDA	34,838	31,830	70,954	60,294

Change in deferred revenues	102	1,446	466	3,678
Interest accruals	(6,149)	(6,072)	(12,281)	(12,781)
Income taxes paid	—	(64)	(89)	(94)
Maintenance capital expenditures	(2,438)	(2,050)	(4,622)	(3,479)
Distributable cash flow	$26,353	$25,090	$54,428	$47,618

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)
	(In thousands)
Net cash provided by operating activities	$28,311	$28,951	$71,657	$47,964
Changes in operating assets and liabilities	(147)	(8,964)	(12,566)	(12,114)
Interest and debt expense	6,576	6,414	13,184	13,466
Unit-based compensation expense	(3,097)	(788)	(3,732)	(1,312)
Amortization of loan fees	(497)	(343)	(989)	(685)
Deferred income taxes	1,010	—	522	—
Gain on disposal of assets, net	2,936	802	3,227	901
Provision (benefit) for income taxes	(250)	217	(360)	478
Reserve for doubtful accounts	(4)	(125)	11	(126)
EBITDA attributable to General Partner (1)	—	5,666	—	11,722
EBITDA	34,838	31,830	70,954	60,294

Change in deferred revenues	102	1,446	466	3,678
Interest accruals	(6,149)	(6,072)	(12,281)	(12,781)
Income taxes paid	—	(64)	(89)	(94)
Maintenance capital expenditures	(2,438)	(2,050)	(4,622)	(3,479)
Distributable cash flow	$26,353	$25,090	$54,428	$47,618

(1)	The calculation of EBITDA attributable to General Partner is as follows:

	Three Months Ended	Six Months Ended
	June 30,
	2016
	(Unaudited)
	(In thousands)
Net loss attributable to General Partner	$(7,894)	$(16,144)
Depreciation and amortization	2,228	4,422
EBITDA attributable to General Partner	$(5,666)	$(11,722)

Logistics Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)
	(In thousands, except key operating statistics)
Statement of Operations Data:
Fee based revenues:
Affiliate	$53,567	$43,053	$103,204	$83,969
Third-party	703	677	1,322	1,367
Total revenues	54,270	43,730	104,526	85,336
Operating costs and expenses:
Operating and maintenance expenses	27,102	23,734	52,930	50,491
General and administrative expenses	829	590	1,636	1,371
Gain on disposal of assets, net	(53)	(5)	(43)	(5)
Depreciation and amortization	8,781	8,347	17,362	16,502
Total operating costs and expenses	36,659	32,666	71,885	68,359
Operating income	$17,611	$11,064	$32,641	$16,977
Key Operating Statistics:
Pipeline and gathering (bpd):
Mainline movements (1):
Permian/Delaware Basin system	62,268	55,953	57,728	52,719
Four Corners system	50,780	58,047	49,139	55,257
TexNew Mex system	5,831	10,375	5,121	11,460
Gathering (truck offloading):
Permian/Delaware Basin system	13,203	17,823	13,900	19,178
Four Corners system	7,094	11,133	6,857	11,947
Pipeline gathering and injection system:
Permian/Delaware Basin system	13,607	11,302	12,794	9,594
Four Corners system	26,832	27,225	25,458	25,831
TexNew Mex system	5,988	343	5,664	171
Tank storage capacity (bbls) (2)	959,087	845,514	959,087	836,858
Terminalling, transportation and storage:
Shipments into and out of storage (bpd) (includes asphalt)	589,653	393,037	587,078	390,647
Terminal storage capacity (bbls) (2)	11,376,599	7,385,543	11,376,666	7,385,543

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one of our mainlines. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline.

(2)	Storage shell capacities represent weighted-average capacities for the periods indicated.

Wholesale Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)
	(In thousands, except key operating stats)
Statement of Operations Data:
Fee based revenues (1):
Affiliate	$14,216	$10,912	$30,056	$21,924
Sales based revenues (1):
Affiliate	139,770	126,525	264,837	224,054
Third-party	419,253	397,435	832,782	715,327
Total revenues	573,239	534,872	1,127,675	961,305
Operating costs and expenses:
Cost of products sold:
Affiliate	137,150	123,870	259,849	219,019
Third-party	403,180	380,386	797,780	680,827
Operating and maintenance expenses	20,167	19,257	39,186	37,158
Selling, general and administrative expenses	1,442	2,153	3,736	4,058
Gain on disposal of assets, net	(2,883)	(797)	(3,184)	(896)
Depreciation and amortization	1,003	1,206	2,154	2,389
Total operating costs and expenses	560,059	526,075	1,099,521	942,555
Operating income	$13,180	$8,797	$28,154	$18,750
Key Operating Statistics:
Fuel gallons sold (in thousands)	318,046	311,486	620,096	626,429
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	85,046	83,721	164,159	163,562
Fuel margin per gallon (2)	$0.037	$0.025	$0.040	$0.027
Lubricant gallons sold (in thousands)	1,019	1,846	2,340	4,047
Lubricant margin per gallon (3)	$0.93	$0.89	$1.02	$0.78
Asphalt trucking volume (bpd)	6,953	4,876	6,084	3,875
Crude oil trucking volume (bpd)	51,352	42,092	50,130	38,801
Average crude oil revenue per barrel	$2.20	$2.17	$2.23	$2.20

(1)
All wholesale fee based revenues are generated through fees charged to Western's refining segment for truck transportation and delivery of crude oil and asphalt. Affiliate and third-party product sales based revenues result from sales of refined products to Western and third-party customers at a delivered price that includes charges for product transportation.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale business by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.